Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-170507, 333-196825 and 333-213869) and Form S-3 (No. 333-281252) of ServisFirst Bancshares, Inc. of our report dated May 29, 2025, with respect to the financial statements and supplemental schedule of ServisFirst Bank 401(k) Profit Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Charlotte, North Carolina

May 29, 2025